UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 24, 2008
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
This report amends the current report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2008 (the “Form 8-K”) to provide the exhibits and schedules to the agreement entered on November 24, 2008 by Chico’s FAS, Inc. (the “Company”) for a $55 million senior secured revolving credit facility (the “Credit Facility”) with a syndicate led by SunTrust Bank, as administrative agent (the “Agent”) and lender and SunTrust Robinson Humphrey, Inc. as lead arranger. The Credit Facility replaced the Company’s previous credit facility with Bank of America.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit 10.1	Credit Agreement by and among SunTrust Bank, the Company and the subsidiaries of the Company dated as of November 24, 2008, including the schedules and exhibits (1)

(1)	Certain portions of these schedules have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: June 10, 2009	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President — Chief
Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Credit Agreement by and among SunTrust Bank, the Company and the subsidiaries of the Company dated as of November 24, 2008, including the schedules and exhibits (1)

(1)	Certain portions of these schedules have been omitted under a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and filed separately with the United States Securities and Exchange Commission.